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                                                                    EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-125282) of our report dated March 8, 2005, except for the restatement described in Note 16 to the consolidated financial statements and the matter described in the second, third and fourth paragraphs of Management's Report on Internal Control Over Financial Reporting (as restated) which appears in SEMCO Energy, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004, as to which the date is May 6, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
November 21, 2005